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DealerTrack Holdings, Inc. Reports First Quarter 2012 Financial Results

Raises 2012 Revenue and Non-GAAP Earnings Guidance

Lake Success, N.Y., May 8, 2012 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) today reported financial results for the first quarter ended March 31, 2012.

GAAP Results for the First Quarter 2012

▪	Revenue for the quarter was $91.6 million, as compared to $77.2 million for the first quarter of 2011
▪	GAAP net income for the quarter was $17.0 million, as compared to $24.7 million for the first quarter of 2011
▪	Diluted GAAP net income per share for the quarter was $0.39, as compared to $0.59 for the first quarter of 2011

GAAP net income for the first quarter of 2012 was positively impacted by $16.1 million (net of tax), or $0.37 per share, from a non-cash gain related to the contribution of Chrome to the Chrome Data Solutions, LP joint venture. GAAP net income for the first quarter of 2011 was positively impacted by $24.5 million, or $0.58 per share, from a non-cash reduction in the valuation allowance against the company's net U.S. deferred tax assets.

Non-GAAP Results for the First Quarter 2012

▪	Adjusted EBITDA for the quarter was $19.4 million, as compared to $15.5 million for the first quarter of 2011
▪	Adjusted net income for the quarter was $9.4 million, as compared to $7.5 million for the first quarter of 2011
▪	Diluted adjusted net income per share for the quarter was $0.22, as compared to $0.18 for the first quarter of 2011

Guidance for 2012 Annual Revenue Performance

DealerTrack raised annual guidance for revenue and non-GAAP earnings to reflect its stronger outlook for the year, and adjusted its expected GAAP earnings to further reflect certain interest expense and costs related to the company’s issuance of $200 million in senior convertible notes in March 2012, as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $375.0 million and $382.0 million, an increase from prior guidance of between $365.0 to $372.0 million
▪	GAAP net income for the year is expected to be between $27.0 million and $30.0 million, a decrease from prior guidance of between $33.0 million and $36.0 million
▪	Diluted GAAP net income per share for the year is expected to be between $0.61 and $0.68, a decrease from prior guidance of between $0.75 and $0.81 per share

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $94.0 million and $97.0 million, an increase from prior guidance of between $91.0 and $95.0 million
▪	Adjusted net income for the year is expected to be between $46.0 million and $49.0 million, an increase from prior guidance of between $44.0 and $47.0 million
▪	Diluted adjusted net income per share for the year is expected to be between $1.04 and $1.11, an increase from prior guidance of between $0.99 and $1.06

The guidance assumes that new car sales by franchised dealers will be approximately 14.2 million units, up from our previous expectation of 13.5 million units, and used car sales by franchised dealers will be approximately 14.0 million units for 2012, an amount unchanged from our previous estimate. Diluted GAAP net income and adjusted net income per share guidance for the year continue to be based on an estimated 44.3 million diluted weighted average shares outstanding.

Mark F. O’Neil, chairman and chief executive officer of DealerTrack, commented, “We are pleased with our strong performance in the first quarter. Transaction revenue grew at a multiple of growth in car sales as we increased the average transaction revenue per car sold. Our subscription business also performed well, as we saw particularly strong interest in our Inventory solution.” O’Neil further commented, “We are increasing our revenue guidance for 2012, reflecting strong first quarter results and an increase in our 2012 car sales expectations. Continued momentum combined with investments in our future growth make us more confident in our outlook for 2012 and beyond.”

Conference Call

DealerTrack will host a conference call to discuss its first quarter 2012 results and other matters on May 8, 2012 at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins. A replay will be available on the DealerTrack website until May 21, 2012.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income.  Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, and contra-revenue and may exclude certain items such as:  impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains or losses on sales of securities, gains or losses on sales or disposals of subsidiaries, and certain other non-recurring items.

All stock-based compensation expense is excluded from the calculation of the adjusted EBITDA non-GAAP measure. This may reduce the comparability with prior periods. This non-cash expense was included in presentations prior to fourth quarter 2011.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, and contra-revenue, and may also exclude certain items such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains or losses on sales of securities, gains or losses on sales or disposals of subsidiaries, adjustments to deferred tax asset valuation allowances, non-cash interest expense and certain other non-recurring items.  These adjustments to net income, which are shown before taxes, are adjusted for their tax impact.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies.  Adjusted EBITDA and adjusted net income are also presented because the purchase accounting treatment of acquisitions can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income and the other measures included in our consolidated financial statements.  Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons.  Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance.  Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About DealerTrack (www.dealertrack.com)

DealerTrack’s web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third party retailers, agents and aftermarket providers.  DealerTrack operates the largest online credit application network in the United States and Canada. DealerTrack's Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency.  DealerTrack's Inventory solution offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings — designed to accelerate used-vehicle turn rates and increase dealer profits.  DealerTrack's Sales and Finance solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform.  Our Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets.  DealerTrack also offers processing solutions for the automotive industry, including digital retailing, electronic motor vehicle registration and titling applications, paper title storage, and digital document services.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding DealerTrack’s expected 2012 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in auto dealerships; increased competitive pressure from other industry participants, including Open Dealer Exchange, RouteOne, CUDL, Finance Express and AppOne; the impact of some vendors of software products for automotive dealers making it more difficult for DealerTrack’s customers to use DealerTrack’s solutions and services; security breaches, interruptions, failures and/or other errors involving DealerTrack’s systems or networks; the failure or inability to execute any element of DealerTrack’s business strategy, including selling additional products and services to existing and new customers; DealerTrack’s success in implementing an ERP system; the volatility of DealerTrack’s stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that DealerTrack may pursue; DealerTrack’s success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; and other risks listed in DealerTrack’s reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on DealerTrack’s website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Operations

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

Net revenue	$91,617	$77,191
Cost of revenue	53,696	44,099
Product development	3,544	3,742
Selling, general and administrative	33,032	30,424
Total operating expenses	90,272	78,265
Income (loss) from operations	1,345	(1,074)
Interest expense and other income, net	(688)	89
Gain on disposal of subsidiary	27,693	-
Income (loss) before (provision for) benefit from income taxes, net	28,350	(985)
(Provision for) benefit from income taxes, net	(11,389)	25,713
Net income	$16,961	$24,728

Basic net income per share	$0.40	$0.61
Diluted net income per share	$0.39	$0.59
Weighted average common stock outstanding (basic)	42,090,947	40,851,659
Weighted average common stock outstanding (diluted)	43,720,166	42,103,811

Adjusted EBITDA - previous presentation (non-GAAP) (a)	$16,089	$12,678
Adjusted EBITDA margin - previous presentation (non-GAAP) (b)	18%	16%
Adjusted EBITDA (non-GAAP) (a)	$19,419	$15,493
Adjusted EBITDA margin (non-GAAP) (b)	21%	20%
Adjusted net income (non-GAAP) (a)	$9,444	$7,490
Diluted adjusted net income per share (non-GAAP)	$0.22	$0.18

Stock-based compensation expense was classified as follows:
Cost of revenue	$635	$427
Product development	214	185
Selling, general and administrative	2,481	2,330
	$3,330	$2,942

(a)     See Reconciliation Data.

(b)     Represents adjusted EBITDA as a percentage of net revenue.

DEALERTRACK HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$257,544	$78,709
Investments	80	46
Customer funds	1,477	1,097
Customer funds receivable	20,526	18,695
Accounts receivable, net	39,025	37,588
Deferred tax assets	9,188	9,171
Prepaid expenses and other current assets	23,668	23,011
Total current assets	351,508	168,317

Property and equipment, net	21,816	21,637
Software and website development costs, net	36,241	37,341
Investments - long-term	132,359	89,000
Intangible assets, net	87,551	96,441
Goodwill	193,423	200,840
Deferred tax assets	33,436	34,421
Other assets - long-term	17,155	12,356
Total assets	$873,489	$660,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$31,368	$41,194
Customer funds payable	22,003	19,792
Deferred revenue	8,531	9,115
Deferred tax liabilities	3,443	3,443
Capital leases payable	204	255
Total current liabilities	65,549	73,799
Long-term liabilities	257,826	91,798
Total liabilities	323,375	165,597
Total stockholders' equity	550,114	494,756
Total liabilities and stockholders' equity	$873,489	$660,353

DEALERTRACK HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Operating activities:
Net income	$16,961	$24,728
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	11,979	11,745
Deferred tax provision (benefit)	10,893	(24,670)
Stock-based compensation expense	3,330	2,942
Provision for doubtful accounts and sales credits	2,146	1,737
Earnings from equity method investment, net	(163)	-
Deferred compensation	38	50
Stock-based compensation windfall tax benefit	(2,943)	(1,304)
Gain on disposal of subsidiary	(27,693)	-
Amortization of debt issuance costs and debt discount	729	-
Change in contingent consideration	(250)	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(6,742)	(6,420)
Prepaid expenses and other current assets	3,059	(3,301)
Other assets — long-term	1,539	809
Accounts payable and accrued expenses	(11,441)	(11,350)
Deferred rent	48	92
Deferred revenue	527	788
Other liabilities — long-term	(1,166)	705
Net cash provided by (used in) operating activities	851	(3,449)

	Three Months Ended
	March 31,
	2012	2011
Investing activities:
Capital expenditures	(1,695)	(3,102)
Capitalized software and website development costs	(3,665)	(3,359)
Cash contributed for equity method investment	(1,750)	-
Payment for acquisition of businesses, net of acquired cash	-	(128,482)
Net cash used in investing activities	(7,110)	(134,943)

Financing activities:
Principal payments on capital lease obligations and financing arrangements	(349)	(159)
Proceeds from the exercise of employee stock options	3,478	2,215
Proceeds from employee stock purchase plan	184	175
Proceeds from the issuance of senior convertible notes	200,000	-
Payments for debt issuance costs	(6,690)	-
Payments for convertible note hedges	(43,940)	-
Proceeds from the issuance of warrants	29,740	-
Purchases of treasury stock	(657)	(437)
Stock-based compensation windfall tax benefit	2,943	1,304
Net cash provided by financing activities	184,709	3,098

Net increase (decrease) in cash and cash equivalents	178,450	(135,294)
Effect of exchange rate changes on cash and cash equivalents	385	280
Cash and cash equivalents, beginning of period	78,709	192,563
Cash and cash equivalents, end of period	$257,544	$57,549

Supplemental disclosure:
Cash paid for:
Income taxes	$1,109	$1,280
Interest	217	14
Non-cash investing and financing activities:
Non-cash consideration issued for investment in Chrome Data Solutions	42,301	-
Accrued capitalized hardware, software and fixed assets	1,879	3,725
Capitalized stock-based compensation	-	31
Deferred compensation reversal to equity	38	50
Assets acquired under capital leases and financing arrangements	725	-

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

GAAP net income	$16,961	$24,728
Interest income	(230)	(114)
Interest expense - cash	454	32
Interest expense - non-cash	703	-
Provision for (benefit from) income taxes, net	11,389	(25,713)
Depreciation of property and equipment and amortization of capitalized software and website costs	5,100	4,885
Amortization of acquired identifiable intangibles	6,879	6,860
EBITDA (non-GAAP)	41,256	10,678
Adjustments:
Gain on disposal of subsidiary	(27,693)	-
Acquisition-related and other professional fees	199	330
Contra-revenue	1,102	943
Integration and other related costs (including amounts related to stock-based compensation)	-	652
Acquisition-related contingent consideration changes and compensation expense	178	75
Rebranding expense	51	-
Amortization of equity method investment basis difference	996	-
Adjusted EBITDA - previous presentation (non-GAAP)	$16,089	$12,678
Stock-based compensation (excluding amounts included in integration and other related costs)	3,330	2,815
Adjusted EBITDA - new presentation (non-GAAP)	$19,419	$15,493

DEALERTRACK HOLDINGS, INC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011

GAAP net income	$16,961	$24,728
Adjustments:
Deferred tax asset valuation allowance (non-taxable)	-	(24,548)
Amortization of acquired identifiable intangibles	6,879	6,860
Stock-based compensation (excluding integration and other related costs)	3,330	2,815
Gain on disposal of subsidiary	(27,693)	-
Contra-revenue	1,102	943
Integration and other related costs (including amounts related to stock-based compensation)	-	652
Interest expense - non-cash (not tax-impacted)	703	-
Amortization of equity method investment basis difference	996	-
Acquisition-related and other professional fees	199	330
Acquisition-related contingent consideration changes and compensation expense	178	75
Amended state tax return impact (non-taxable)	-	32
Rebranding expense	51	-
Tax impact of adjustments (a)	6,738	(4,397)
Adjusted net income (non-GAAP)	$9,444	$7,490

(a)   The tax impact of adjustments for the three months ended March 31, 2012, are based on a U.S. statutory tax rate of 37.4% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.3% and 37.0%, respectively. The tax impact of adjustments for the three months ended March 31, 2011, are based on a U.S. statutory tax rate of 38.3% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.6% and 38.0%, respectively.

DEALERTRACK HOLDINGS, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted EBITDA

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2012
	Expected Range

GAAP net income	$27.0	$30.0
Interest, net	10.3	10.3
Income taxes, net	16.3	17.3
Amortization of basis difference from joint venture	4.0	4.0
Depreciation and amortization	23.6	22.6
Amortization of acquired identifiable intangibles	25.8	25.8
EBITDA (non-GAAP)	107.0	110.0
Adjustments:
Non-recurring costs (a)	3.0	3.0
Realized gains	(33.2)	(33.2)
Contra-revenue	4.0	4.0
Adjusted EBITDA - previous presentation (non-GAAP)	$80.8	$83.8
Stock-based compensation (excluding amounts included in integration and other related costs)	13.2	13.2
Adjusted EBITDA - new presentation (non-GAAP)	$94.0	$97.0

 (a) Includes certain professional fees, integration and other related costs and acquisition-related compensation expense.

DEALERTRACK HOLDINGS, INC.

Reconciliation of Forward-looking GAAP Net Income to Forward-looking Non-GAAP Adjusted Net Income

(Dollars in millions)

(Unaudited)

	Year Ending December 31, 2012
	Expected Range

GAAP net income	$27.0	$30.0
Adjustments:
Stock-based compensation	13.2	13.2
Amortization of acquired identifiable intangibles	25.8	25.8
Amortization of basis difference from joint venture	4.0	4.0
Non-cash interest expense (not tax-impacted)	7.6	7.6
Non-recurring costs (a)	3.0	3.0
Realized gains, net of taxes	(19.6)	(19.6)
Contra-revenue	4.0	4.0
Tax impact of adjustments (b)	(19.0)	(19.0)
Adjusted net income (non-GAAP)	$46.0	$49.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense.

(b)  The tax impact of adjustments are based on a blended tax rate of 38% applied to taxable adjustments.

DEALERTRACK HOLDINGS, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011

Active U.S. dealers (a)	18,345	17,543	17,629	17,660	17,373
Active U.S. lenders (b)	1,165	1,120	1,103	1,062	1,010
Transactions processed (in thousands) (c)	21,751	18,769	19,772	19,135	16,774
Active U.S. lender to dealer relationships (d)	172,075	164,776	161,400	157,591	152,095
Subscribing dealers (e)	16,143	16,003	15,860	14,488	14,239

(a)      We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. DealerTrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the DealerTrack network.

(b)     We consider a lender to be active in our U.S. DealerTrack network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. DealerTrack network.

(c)      Represents revenue-generating transactions processed in the U.S. DealerTrack, DealerTrack Aftermarket Services, DealerTrack Processing Solutions and DealerTrack Canada networks at the end of a given period.

(d)     Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period. 2011 results are recalculated to reflect an improved methodology of accumulating relationships. As previously reported: December 31, 2011 - 151,126, September 30, 2011 - 150,514, June 30, 2011 - 149,398, March 31, 2011 - 146,660.

(e)     Represents the number of dealerships with one or more active subscriptions on the U.S. DealerTrack or DealerTrack Canada networks at the end of a given period.

DEALERTRACK HOLDINGS, INC.

Summary of Business Statistics (Unaudited)

Three months ended

	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011

Transaction revenue (in thousands)	$54,079	$47,541	$50,411	$48,505	$38,435
Subscription revenue (in thousands)	$33,231	$38,779	$39,261	$34,716	$33,865
Other revenue (in thousands)	$4,307	$4,939	$6,121	$5,830	$4,891
Average transaction price (a)	$2.53	$2.58	$2.60	$2.58	$2.35
Transaction revenue per car sold (b)	$8.61	$7.17	$6.20	$5.73	$6.71
Average monthly subscription revenue per subscribing dealership (c)	$690	$813	$834	$807	$798
Average monthly subscription revenue per subscribing dealership (excluding Chrome & ALG) (d)	$690	$690	$684	$649	$641

(a) Represents the average revenue earned per transaction processed in the U.S. DealerTrack, DealerTrack Aftermarket, DealerTrack Processing Solutions and DealerTrack Canada networks during a given period. Revenue used in calculation adds back transaction related contra-revenue.

(b) Represents transaction revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in the calculation adds back transaction related contra-revenue.

(c) Revenue used in the calculation adds back subscription related contra-revenue.

(d) Excludes subscription revenue from Chrome and ALG.

TRAK-E ###

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